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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 6, 1998
                                          --------------
                        (Date of earliest event reported)


                         Everflow Eastern Partners, L.P.
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             (Exact name of Registrant as specified in its charter)


          Delaware                    0-19279                    34-1659910
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(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)



    585 West Main Street, P.O. Box 629, Canfield, Ohio              44406
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         (Address of principal executive offices)                 (Zip Code)



           Registrant's telephone number, including area code:    (330)533-2692
                                                                ----------------



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Item 5. Other Events
--------------------

         On April 30, 1998, Everflow Eastern Partners, L.P., a Delaware limited partnership (the "Company") offered to purchase up to 620,765 of its units of limited partnership interests (the "Units") at a price of $4.99 per Unit in cash (the "Purchase Price"), upon certain terms and conditions (the "Offer to Purchase"). Effective June 30, 1998, the Company accepted an aggregate of 35,114 Units at a price of $4.99 per Unit, net to Sellers in cash, for an aggregate amount of $175,218.86. Immediately after the acceptance of the tendered Units by the Company, there were 6,172,537 Units outstanding.


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                                    SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:      July 6, 1998                 EVERFLOW EASTERN PARTNERS, L.P.

                                        By:  EVERFLOW MANAGEMENT COMPANY,
                                             General Partner

                                        By:  EVERFLOW MANAGEMENT CORPORATION,
                                             Managing General Partner


                                        By:  /s/ William A. Siskovic
                                             -----------------------------------
                                                 William A. Siskovic
                                                 Vice President and Treasurer